Exhibit 10.13

LOCK-UP AGREEMENT

                         , 2009

	By Facsimile ((+86-10) 8886-3726)	By Facsimile ((804) 648-3404)
	Tri-Tech Holding Inc.	Anderson & Strudwick, Incorporated
	5D, Tower A	707 East Main Street
	2 Building Business Center Jinyuan Shidai	20th Floor
	No. 2 East Road Landianchang, Haidian District	Richmond, Virginia 23219
	Beijing, People’s Republic of China	Attn:	L. McCarthy Downs, III,
Attn:	Warren Zhao,		Senior Vice President
Chief Executive Officer

Re:	Lock-Up Agreement

Dear Mr. Zhao and Mr. Downs:

The undersigned understands that Anderson & Strudwick, Incorporated (the “Placement Agent”), proposes to enter into a Placement Agreement with Tri-Tech Holding Inc. (the “Company”), providing for the public offering (the “Offering”), by the Placement Agent of a minimum of 1,166,667 ordinary shares and a maximum of 1,700,000 ordinary shares (the “Shares”) of the Company.

In consideration of the Placement Agent’s agreement to undertake the Offering of the Shares on a “best efforts, minimum/maximum” basis, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that the undersigned will not register, offer, sell, contract to sell, grant any securities convertible into or exercisable or exchangeable for the Shares or any warrants to purchase the Shares (including, without limitation, securities of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon the exercise of a stock option or warrant) for a period of (a) as to one-half (1/2) of the Shares now or in the future beneficially owned by the undersigned, ninety (90) days after the date of the Offering and (b) as to the other one-half (1/2) of such Shares, one hundred ninety (190) days after the date of the Offering.

The undersigned understands that the Company, the Placement Agent and the Representatives will proceed with the Offering in reliance upon this Lock-up Agreement.

Very truly yours,

By:
Name:
Its: